James R. Hagerty                                  888 17th Street NW, Suite 1000
jhagerty@kalbianhagerty.com                                Washington, DC  20006

(202) 223-5600 Telephone
(202) 223-6625 Facsimile

                                        March 1, 2006

Northeast Securities, Inc.
100 Wall Street, 8th Floor
New York, New York 10005

                  Re: GSE Systems, Inc., a Delaware Corporation

Ladies and Gentlemen:

     This firm has acted as counsel to GSE Systems, Inc., a Delaware Corporation (the "Company") in connection with the offering of units consisting of up to $4,250,000 of 8% Cumulative Convertible Preferred Stock and Warrants to Purchase Shares of Common Stock (the "Private Placement").

     For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1. Executed copy of the confirmation letter from Northeast Securities, Inc. ("NESC") and the Company confirming the Company's engagement of NESC as financial advisor and syndicate placement agent in connection with the Private Placement (the "Placement Agreement");

     2. Certificate of Incorporation of the Company, as amended through the date hereof;

     3.   Bylaws of the Company as amended through the date hereof;

     4. Certificate of Good Standing for the Company issued by the State of Delaware;

     5. Certificate of Good Standing for the Company issued by the State of Maryland;

     6. Resolutions of the Board of Directors of the Company with respect to the transactions referred to herein;

     7. The stock ledger and minute book of the Company as certified by the Secretary of the Company as complete, accurate and in effect as of the date hereof;

     8. A certificate of the Secretary of the Company, dated March 1, 2006, as to the incumbency and signatures of certain officers of the Company;

     9. A certificate of a certain officer of the Company, dated March 1, 2006 as to certain facts relating to the Company;

     10. Executed copy of the Amended Private Placement Memorandum, dated February 27, 2006 (the "PPM");

     11.  Executed  copy of the  Certificate  of  Designation,  Preferences  and
          Rights of Series A Cumulative Convertible Preferred Stock by Resolution of the Board of Directors of the Company (the "Certificate of Designation");

     12. Executed copy of the Subscription Agreement by and between the Company and each individual investor in the units offered in the Private Placement (the "Subscription Agreement");

     13. Executed copy of the Subscription Documents Booklet by and between the Company and each individual investor in the units offered in the Private Placement (the "Subscription Booklet");

     14. Executed copy of the Registration Rights Agreement by and between the Company and each investor, who has executed a Subscription Agreement with the Company (the "Registration Rights Agreement");

     15. Executed copy of the additional letter agreement by and between the Company and NESC in which the Company provides certain representations and warranties to NES (the "NESC Letter Agreement");

     16. Executed copy of the Warrant to Purchase Shares of Common Stock by and between the Company and each investor in the units offered in the Private Placement (the "Warrant"); and

     17. Executed copy of the Warrant to Purchase Share of Common Stock by and between the Company and NESC (the "NESC Warrant" and together with the warrant described above in Paragraph 15 and any warrants issuable by the Company if its misses two consecutive dividend payments, the "Warrants");

     The PPM, the Placement Agreement, the Certificate of Designation, the Subscription Agreement, the Subscription Booklet, the Registration Rights Agreement, the NESC Letter Agreement, the Warrant and the NESC Warrant are hereinafter referred to individually as a "Transaction Document" and
collectively  as  the  "Transaction   Documents."

     In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The opinion letter is given, and all statements herein are made, in the context of the foregoing.

     In addition to the above stated  assumptions and limitations,  the opinions
which  follow  are  subject  to  the  following   additional   assumptions   and
limitations:

     1. The undersigned has assumed the organization, existence, good standing, qualification (to do business) and capacity of NESC, and that the NESC has the right, power and authority to enter into this transaction;

     2. The undersigned has assumed that all documents executed by NESC and each individual investors in the units, have, in fact, been executed by such party or its duly authorized representatives and that each natural person signing one or more of the Documents is competent;

     3. The undersigned has assumed that there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the
          Transaction  Documents,   and  the  conduct  of  all  parties  to  the
          Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability;

     4. There are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealings among the parties to the Transaction Documents that would, in either case, define, supplement or qualify the terms of the Transaction Documents; and

     5. This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) United States Federal Law; (ii) the General Corporation Law of the State of Maryland; and (iii) the General Corporation Law of the State of Delaware.

     Based upon such examinations and the assumptions and limitations stated above, and in the undersigned's capacity as counsel for the Company, the undersigned is of the opinion that:

     1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and possess all requisite power and authority to own property and to carry on its respective businesses;

     2. The Company is duly qualified and in good standing to do business as a foreign corporation in Maryland;

     3. The Company has full and requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, including the power and authority to issue the Convertible Preferred Stock (as that term is defined in the Transaction Documents), the Warrants, and the common stock issuable upon exercise of the Warrants (collectively, the "Warrant Shares");

     4. The Company has the corporate power to execute, deliver and perform each of the Transaction Documents. The execution, delivery and performance by the Company of each of the Transaction Documents have been duly authorized by all necessary corporate action of the Company;

     5. Each of the Transaction Documents has been duly executed and delivered on behalf of the Company and constitutes a valid and binding
          obligation  of  the  Company,   enforceable  against  the  Company  in
          accordance with its terms. Neither the execution of the Transaction Documents nor the issuance of the Convertible Preferred Stock, the Warrants or the Warrant Shares will be subject to contractual preemptive rights. The Preferred Stock and the Warrants are, and when issued the Warrant Shares will be, duly and validly issued, fully paid and non-assessable, and free of any liens, encumbrances and similar rights. The Preferred Stock, Warrants and Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company;

     6. Based solely upon the officer's certificate identified in Paragraph 9 of the Document listings above, there are, to our knowledge and except as set forth in the Transaction Documents no actions, suits or proceedings pending or threatened against the Company before any court or administrative agency where such action, suit or proceeding: (a) either individually or in the aggregate would have material adverse effect on the business, assets, liabilities, financial condition, or results of the operations of the Company; (b) calls into question the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto; or (c) seeks to prevent the consummation of the transactions contemplated by the Transaction Documents;

     7. No approval or consent of, or registration, filing or other action with any state or federal governmental authority, is required to be obtained or made by the Company under applicable federal law or applicable state law in connection with the execution, delivery and performance on the date hereof by the Company of each of the Transaction Documents, except for (a) the authorizations which have previously been obtained, taken or made and (b) filings such as may be required to be filed pursuant to applicable federal and state securities laws subsequent to the consummation of the transactions contemplated by the Transaction Documents;

     8. Neither the execution and delivery of, nor the performance by the Company of its obligations under the Transactions Documents, including without limitation, the Company's issuance and delivery of the Convertible Preferred Stock, Warrants and Warrant Shares: (a) violates, conflicts with, or results in a breach or default under any provision of the Certificate of Incorporation, as amended through the date hereof, or Bylaws of the Company, (b) violates any judgment, decree, governmental order, statute, law, rule or regulations to which the Company is subject (other than ordinances and regulations, or counties, and political subdivisions thereof), including without limitation, any applicable state law pertaining to permissible interest rates, or (c) results in a violation, breach or default by the Company (or gives rise to any right of termination, cancellation or acceleration) under conditions or provisions of any material agreement;

     9. No taxes, fees or other charges, including without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to any governmental or regulatory body on account of the execution, delivery or ownership of the Preferred Stock, the Warrants or the Warrant Shares;

     10. The offering, issuance and sale of the Preferred Stock, Warrants and Warrant Shares under the circumstances contemplated by the Transaction Documents are exempt from all registration or qualification requirements of applicable Federal and state securities laws;

     11. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     12. The authorized capital stock of the Company is as described in the Transaction Documents. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of any preemptive or similar rights. To our knowledge, except for rights described in the PPM or the incorporated SEC filings, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities of the Company, or any other agreements to issue any such securities or rights; and

     13. Nothing has come to our attention that has caused us to believe that the PPM, at the date thereof, or any of the Company's public filings with the Securities and Exchange Commission (the "SEC"), at the date they were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the PPM or such filings with the SEC, at the date thereof or at the date of closing of the Private Placement, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The foregoing opinions are limited in all respects and for all purposes to applicable federal and state laws (excluding the principles of conflict-of-laws or choice-of-laws) as presently in effect. To the extent the matters covered hereby relate to the laws of any other jurisdiction, the undersigned has not consulted with legal counsel who are experts with respect to such laws and the undersigned expresses no opinion on the laws of such jurisdiction(s) might affect the opinions expressed in this opinion letter.

     The undersigned assumes no obligation to supplement this opinion letter if any of the applicable laws (statutory, decisional or other) or any of the underlying facts or circumstances changes in any way. This opinion is based upon and relies upon the current status of law and in all respects is subject to, and may be limited by, future legislation as well as by developing case laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and the undersigned expresses no opinion as to the effect which any future amendments, changes, additions, or modifications thereof may have upon the future performance or enforceability of the Loan.

     While this opinion letter is given as of the date hereof, it is based upon certifications of various facts as of the dates referenced herein, and does not cover any matters arising at any time subsequent thereto, unless otherwise expressly stated herein. Nothing has come to the undersigned's attention subsequent to the date hereof which should cause the undersigned to doubt the continued state of facts as therein certified.

     The foregoing opinions are limited to matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the opinions expressly so stated. The foregoing opinions are legal opinions only and do not constitute a guaranty or warranty of matters discussed therein.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law). We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     This opinion shall run solely to Northeast Securities, Inc, its counsel, and the investors in the units described in the Transaction Documents. This opinion letter may not be quoted or relied on (or claim of reliance) by, nor copies delivered to, any other person or used for any other purpose without the express prior written consent of the undersigned in each instance.


                                KALBIAN HAGERTY, LLP


                                By:/s/ James R. Hagerty, Esq.
                                _____________________________
                                Name: James R. Hagerty, Esq.